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                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (Amounts in thousands, except per share amount)
                                   (Unaudited)

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                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                     --------------------
                                                                                       2005        2004
                                                                                     --------     -------
BASIC

Net earnings (loss)
     Continuing operations                                                           $  4,002     $   276
     Discontinued operations                                                             (196)        654
                                                                                     --------     -------
         Net earnings available to common shareholders                               $  3,806     $   930
                                                                                     ========     =======

SHARES:
    Weighted average number of common shares outstanding                               15,943      15,335
                                                                                     ========     =======

NET EARNINGS (LOSS) PER COMMON SHARE:
     Continuing operations                                                           $   0.25     $  0.02
     Discontinued operations                                                            (0.01)       0.04
                                                                                     --------     -------
                                                                                     $   0.24     $  0.06
                                                                                     ========     =======

DILUTED

Net earnings available to common shareholders                                        $  3,806     $   930
Interest and debt expenses related to 4.875% convertible subordinated notes               665           -
                                                                                     --------     -------
Net earnings available to common shareholders                                        $  4,471     $   930
                                                                                     ========     =======

SHARES:

Weighted average number of common shares outstanding                                   15,943      15,335
Shares issuable from assumed exercise of options                                        1,078         943
Shares issuable from assumed conversion of 4.875% convertible senior subordinated
 notes                                                                                  4,388           -
                                                                                     --------     -------
                                                                                       21,409      16,278
                                                                                     ========     =======
NET EARNINGS (LOSS) PER COMMON SHARE:
     Continuing operations                                                           $   0.22     $  0.02
     Discontinued operations                                                            (0.01)       0.04
                                                                                     --------     -------
          Total                                                                      $   0.21     $  0.06
                                                                                     ========     =======
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